UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    March 20, 2014

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia
(State or other Jurisdiction of Incorporation)

1-13941	58-0687630
(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia
(Address of principal executive offices)

30305-2377
(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

At a meeting of the Board of Directors (the “Board”) of Aaron’s, Inc., a Georgia corporation (the “Company”) held on March 20, 2014, the Board approved and adopted effective as of such date an amendment (the “Amendment”) to the Amended and Restated By-Laws of the Company (the “Bylaws”) amending Section 2 of Article III of the Bylaws to provide for majority voting in uncontested elections of directors.

A director nominee may be elected only upon the affirmative vote of a majority of the total votes cast, which means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Votes cast do not include abstentions or shares as to which a shareholder gives no authority or discretion, including “broker non-votes.” Prior to the adoption of the Amendment, members of the board were elected by a plurality of votes cast, whether or not the election was contested and the Bylaws will retain plurality voting for contested director elections.

Incumbent directors who fail to receive a majority of votes are required to promptly tender a letter of resignation to the Board and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. Taking into account the recommendation of the Nominating and Corporate Governance Committee, the Board will determine whether to accept or reject any such resignation, or what other action should be taken within 100 days from the date of the certification of election results.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, attached hereto as Exhibit 3(ii) and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Description
3(ii)	Amended and Restated Bylaws of Aaron’s, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
(Registrant)
	By:	/s/ Gilbert L. Danielson
Date: March 26, 2014		Gilbert L. Danielson Executive Vice President and Chief Financial Officer